                                                                   Exhibit 21.1


                    Subsidiaries of Oplink Communications, Inc.


            BUSINESS NAME                       JURISDICTION OF INCORPORATION
      --------------------------                -----------------------------
      Beijing Oplink Communications, Inc.               Beijing, China

      Fuzhou Oplink Communications, Inc.                Fuzhou, China

      Telelight Communication Inc.                      California, United States

      Zhuhai Oplink Communications, Inc.                Zhuhai, China























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